Exhibit 10.11

              NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

                         EMPLOYMENT AGREEMENT WITH

                               FRANK G. ZARB


     THIS AGREEMENT (the "Agreement"), made and entered into as indicated below, and effective for all purposes on February 24, 1997 (the "Effective Date"), by and between NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., a membership corporation created and existing under and by virtue of the laws of the State of Delaware, with its offices at 1735 K Street, N.W., Washington, D.C. 20006, hereinafter called the "Association," and FRANK G. ZARB, of 910 Fifth Avenue, Apartment l0A, New York, NY 10021, hereinafter called "Zarb."

                                WITNESSETH:

     WHEREAS, the Association desires to have the benefits of Zarb's knowledge and experience as its President and Chief Executive Officer, and Zarb desires such employment with the Association.

     NOW, THEREFORE, in consideration of the premises, of the sum of One Dollar ($1.00) by each of the parties in hand to the other paid, and of the mutual covenants set forth below, the Association and Zarb do hereby agree, each with the other, that the following shall constitute the employment agreement covering Zarb:

     1. Until this Agreement is terminated as hereinafter provided, the Association shall employ Zarb as its President and Chief Executive Officer, and Zarb shall serve as an employee of the Association in such capacity. During the period of his employment hereunder, Zarb shall perform the usual duties to be performed by one holding the offices of President and Chief Executive Officer, and Zarb shall perform such other management duties and responsibilities reasonably related to such offices as may be assigned to him from time to time by the Board of Governors or the Executive Committee of the Association. It is also intended that Zarb shall be the official spokesman and representative of the Association in all matters affecting its interests. Zarb shall devote his full time and best efforts to such duties during the period of his employment under this Agreement; provided, however, that nothing in this Agreement shall preclude Zarb from (i) engaging in personal activities involving charitable, community, educational, religious, and similar organizations, speaking engagements, and similar activities and (ii) subject to Paragraph 16, managing his personal investments and affairs, to the extent that such activities are not in any manner inconsistent with or in conflict with the performance of Zarb's duties under this Agreement.

     2. During the Term (as defined in Paragraph 3), the Association shall pay Zarb for his services hereunder an annual base salary of $1,200,000, which shall be payable during the year in approximately equal periodic installments as may be agreed upon by the Association and Zarb. In addition, the Association shall annually pay Zarb such incentive compensation as the Management Compensation Committee of the Association may award in its discretion, provided that the amount of such incentive compensation for each full year of service during the Term (as defined in Paragraph 3) shall be not less than fifty percent (50%) of Zarb's base salary for such year.

     3. This Agreement shall continue in effect for three (3) years from the Effective Date, which period shall hereinafter be referred to as the "Term," subject to earlier termination in one of the following ways:

        (a) This Agreement shall terminate automatically upon Zarb's death, or upon his being adjudicated incompetent by a court of competent jurisdiction, or upon Zarb's becoming permanently disabled. For purposes of this Agreement, "permanently disabled" shall mean the inability of Zarb to perform substantially all his duties in the manner required hereunder whether by reason of illness or injury or otherwise (whether physical or mental) incapacitating Zarb for a continuous period exceeding 120 days. Such permanent disability shall be certified by a physician chosen by the Association and reasonably acceptable to Zarb (if he is then able to exercise sound judgment). Should Zarb not acquiesce (or should he be unable to acquiesce) in the selection of the certifying physician, a physician chosen by Zarb (or, if he is not then able to exercise sound judgment, by his spouse or legal representative) and reasonably acceptable to the Association shall be required to concur in the medical determination of permanent disability (as described above), and, failing that, the two physicians shall designate a third physician whose decision shall be determinative, as of the end of the calendar month in which such concurrence or third physician's decision, as the case may be, is made;

        (b) Zarb may terminate this Agreement for good reason, upon not less than thirty (30) days' written notice to the Association, if the Association (i) reduces his position, duties, or authority, (ii) fails to secure the agreement of any successor entity to the Association to assume fully the Association's obligations under this Agreement, or (iii) commits any other material breach of this Agreement which is not remedied by the Association within thirty (30) days after receiving notice thereof from Zarb; and

        (c) The Association may terminate this Agreement for cause if;

            (1) Zarb shall be convicted of any crime involving the purchase or sale of any security, mail or wire fraud, or moral turpitude;

            (2) Zarb shall file a petition for bankruptcy protection or shall be unable to discharge the claims of his creditors as such claims mature; or

            (3) Zarb shall be convicted of a theft or an embezzlement.

     4. This Agreement may be extended beyond the Term by written agreement of Zarb and the Association.

     5. Upon completion of the Term or as otherwise provided in Paragraph 6 or 7, Zarb shall be entitled to receive a supplemental retirement benefit from the Association equal to the present value of: (i) the benefit he would have accrued under the NASD Employees Retirement Plan (the "NASD Retirement Plan") during the Term if the full amount of his compensation under Paragraph 2 were taken into account as compensation under the NASD Retirement Plan (without regard to section 401(a) (17) of the Internal Revenue Code), if the limitations on benefits otherwise applicable under the NASD Retirement Plan by reason of section 415 of the Internal Revenue Code were disregarded, and if the vesting provisions of the NASD Retirement Plan were disregarded; less (ii) any vested benefit he actually accrued under the NASD Retirement Plan during the Term. Determination of the present value of such supplemental retirement benefit shall be made using the actuarial assumptions then applicable for determining lump sum distributions under the NASD Retirement Plan (as if such supplemental retirement benefit were paid under the NASD Retirement Plan). The Association shall pay such supplemental retirement benefit to Zarb in a lump Sum within fifteen (15) days after the completion of the Term or at such other time as provided in Paragraph 6 or 7. Except as otherwise provided in Paragraph 6 or 7, Zarb shall not be entitled to receive any supplemental retirement benefit under this Paragraph 5 if his employment with the Association terminates prior to his completion of the Term.

     6. If this Agreement is terminated under Paragraph 3(a) by reason of Zarb's death, Zarb's surviving widow or Zarb's estate (if there is no surviving widow) shall be entitled to receive from the Association at such time: (i) his base salary to the date of termination; (ii) a pro-rata portion of the minimum incentive compensation amount described in Paragraph 2 to the date of termination (determined by the ratio that the number of days for which Zarb was employed since the later of the Effective Date or the most recent anniversary of the Effective Date bears to 365) ; (iii) the supplemental retirement benefit described in Paragraph 5 accrued to the date of termination (taking into account the provisions of the NASD Retirement Plan applicable to a participant's death but disregarding any portion of the Term following the date of Zarb's death); and (iv) those benefits which Zarb is entitled to receive under the terms of the Association's employee benefit plans and arrangements. If this Agreement is terminated under Paragraph 3(a) by reason of any event other than Zarb's death, Zarb shall be entitled to receive from the Association at such time:
(i) his base salary to the date of termination; (ii) a pro-rata portion of the minimum incentive compensation amount described in Paragraph 2 to the date of termination (determined by the ratio that the number of days for which Zarb was employed since the later of the Effective Date or the most recent anniversary of the Effective Date bears to 365); (iii) the supplemental retirement benefit described in Paragraph 5 accrued to the date of termination (taking into account the provisions of the NASD Retirement Plan applicable to a participant's disability but disregarding any portion of the Term following the date of Zarb's termination); and (iv) those benefits which Zarb is entitled to receive under the terms of the Association's employee benefit plans and arrangements.

        7. (a) If this Agreement is terminated by Zarb for good reason under Paragraph 3(b), or if this Agreement is terminated by the Association other than for cause, Zarb shall be entitled to receive from the Association: (i) his annual base salary and the minimum incentive compensation amount described in Paragraph 2 (expressed as a monthly amount); multiplied by (ii) the remaining number of full or partial months in the Term; plus (iii) the supplemental retirement benefit described in Paragraph 5 to which Zarb would have been entitled if he had completed the Term; and (iv) those benefits which Zarb is entitled to receive under the terms of the Association's employee benefit plans and arrangements. Any payments under this Paragraph 7(a) shall be made at the time such payments would otherwise have been made under this Agreement if Zarb had completed the Term.

           (b) If this Agreement is terminated by Zarb other than for good reason (as defined in Paragraph 3(b)), Zarb shall be entitled to receive from the Association at such time: (i) his base salary to the date of termination; (ii) a pro-rata portion of the minimum incentive compensation amount described in Paragraph 2 (determined by the ratio that the number of days for which Zarb was employed since the later of the Effective Date or the most recent anniversary of the Effective Date bears to 365); and (iii) those benefits which Zarb is entitled to receive under the terms of the Association's employee benefit plans and arrangements.

     8. If this Agreement is terminated by the Association for cause under Paragraph 3(c), Zarb shall be entitled to receive from the Association at such time: (i) his base salary to the date of termination; (ii) a pro-rata portion of the minimum incentive compensation amount described in Paragraph 2 (determined by the ratio that the number of days for which Zarb was employed since the later of the Effective Date or the most recent anniversary of the Effective Date bears to 365); and (iii) those benefits which Zarb is entitled to receive under the terms of the Association's employee benefit plans and arrangements.

     9. If Zarb and the Association agree to extend this Agreement beyond the Term pursuant to Paragraph 4, Zarb shall be entitled to receive, with respect to each year of his employment under this Agreement after the Term, a supplemental retirement benefit from the Association equal to the present value of: (i) the benefit he would have accrued under the NASD Retirement Plan during such year if the full amount of his compensation under Paragraph 2 were taken into account as compensation under the NASD Retirement Plan (without regard to section 401(a)(17) of the Internal Revenue Code), if the limitations on benefits otherwise applicable under the NASD Retirement Plan by reason of section 415 of the Internal Revenue Code were disregarded, and if the vesting provisions of the NASD Retirement Plan were disregarded; less (ii) any vested benefit he actually accrued under the NASD Retirement Plan during such year. Determination of the present value of such supplemental retirement benefit shall be made using the actuarial assumptions then applicable for determining lump sum distributions under the NASD Retirement Plan (as if such supplemental retirement benefit were paid under the NASD Retirement Plan). The Association shall pay such supplemental retirement benefit to Zarb in a lump sum on the last day of the calendar year in which it was accrued or, in the case of the last year for which he is employed under this Agreement, the date on which his employment under this Agreement terminates.

     10. If Zarb establishes his principal residence in the Washington, D.C. metropolitan area in connection with his employment under this Agreement, the Association shall reimburse Zarb for: (i) moving expenses (within the meaning of section 217(b) of the Internal Revenue
Code) incurred in connection with the establishment of such residence; (ii) to ensure his personal safety, the cost of installing a home security system in such residence (if recommended by an independent security study and provided that such reimbursement shall not exceed $10,000); and (iii) the cost of appropriate temporary housing in the Washington, D.C. metropolitan area incurred for a period of up to three (3) months after the commencement of his employment under this Agreement. If in connection with the establishment of such residence and within the first six (6) months of his employment under this Agreement Zarb offers his Long Island residence for sale on the general real estate market, the Association shall provide for the purchase or sale of such residence at an amount equal to 100-percent of its fair market value (as determined in accordance with customary appraisal and timing standards for such transactions by one or more independent appraisers approved by the Association and reasonably acceptable to Zarb).

     11. Upon presentation of appropriate receipts or vouchers in a manner consistent with the expense substantiation policy of the Association generally applicable to its executive officers and in accordance with the provisions of such policy regarding the timing and amount of expense reimbursements, the Association shall reimburse Zarb for reasonable business-related expenses incurred in connection with his performance of services under this Agreement and in the interest of the Association's business, including, but not limited to, expenses for such items as entertainment, travel, hotels, meals, dues, admission fees, and house charges of various clubs in the New York City and Washington, D.C. metropolitan areas, as well as for the travel, hotel, and meals of his wife on those occasions (including meetings of the Board of Governors of the Association) when the proper representation of the Association makes it advisable for her to accompany him. In the case of travel, hotel, and meals for Zarb's wife, the reimbursements provided under this Paragraph 11 shall include such amounts as may be necessary for Zarb to pay any taxes imposed with respect to such reimbursements (which amounts shall be paid to Zarb by January 31 of the year following the year in which the expenses were incurred). In the case of dues and initiation and other fees for private clubs, the amount of reimbursements under this Paragraph 11 shall not exceed $20,000 for any year.

     12. The Association shall reimburse Zarb for the annual expenses he incurs for personal financial and tax counseling, provided that the amount of such reimbursement for any year shall not exceed $25,000.

     13. The Association shall provide Zarb with the use of an automobile and, to ensure his personal safety, a driver trained in personal security (if recommended by an independent security study) with respect to Zarb's performance of services under this Agreement in both the New York City and Washington, D.C. metropolitan areas. Zarb's use of such automobile and driver shall he exclusive with respect to whichever of those two metropolitan areas is the situs of Zarb's principal residence; for the other metropolitan area, such automobile and driver shall be available, as appropriate, for use by other members of the Board of Governors and other executives of the Association.

     14. The Association shall provide Zarb any health, life, or disability insurance, pension, retirement, savings, or any other benefit plan or arrangement now or hereafter maintained by the Association for its senior executives generally, and Zarb's participation therein shall be in accordance with the provisions thereof generally applicable to such executives. Zarb shall receive at least four (4) weeks of paid vacation per annum.

     15. The Association shall reimburse Zarb for any legal fees and expenses incurred in the negotiation of this Agreement, provided that the amount of such reimbursement shall not exceed $20,000. In the event of any dispute between Zarb and the Association under this Agreement which is wholly or partly resolved in Zarb's favor, the Association shall reimburse Zarb for reasonable legal fees and expenses incurred in connection with such dispute. The reimbursements provided under this Paragraph 15 shall include such amounts as may be necessary for Zarb to pay any taxes imposed with respect to such reimbursements.

     16. Any equity securities of, or any beneficial interest in, Travelers Group Inc. directly or indirectly owned or controlled by Zarb, a member of his immediate family, or a trust of which Zarb or such family member is a beneficiary as of the effective Date, including options to purchase such equity securities, hereinafter referred to as the "Travelers Stock," may be retained by Zarb, such family member, or such trust during Zarb's employment under this Agreement, provided: (i) that Zarb provides the Audit Committee of the Association with reasonable advance notice of any transaction which Zarb, such family member, or such trust proposes to engage in with respect to the Travelers Stock, including any purchase, sale, pledge, or hypothecation thereof; (ii) that Zarb obtains approval from the Audit Committee of any transaction described in clause (i) prior to the execution thereof; and (iii) that Zarb shall recuse himself from any action or decision of the Association or its subsidiaries that directly relates to Travelers Group Inc. or any subsidiary or affiliate thereof. With respect to any other beneficial interest directly or indirectly owned or controlled by Zarb, a member of his immediate family, or a trust of which Zarb or such family member is a beneficiary in any entity (other than Travelers Group Inc.) that is a member of, or is affiliated with a member of, the Association, Zarb shall be subject to the general policies of the Association regarding such interests.

     17. It is understood and agreed that the Association has voluntarily offered the inducements herein provided to Zarb for the purpose of his better protection and the protection of his wife, children and their issue. Accordingly, it is understood and agreed that neither Zarb nor his wife nor his children nor their issue shall have the right to alienate, anticipate, commute, pledge, encumber or assign any part or all of said benefits provided for any or all of them under this Agreement, and that none of said benefits or payments shall be subject to the claim of any creditors of any or all of them and, in particular, none of said benefits or payments shall be subject to attachment or garnishment or other legal process by any creditor of Zarb, his wife, children, or their issue.

     18. It is understood and agreed that no responsibility for any payments called for hereunder to Zarb, his wife, children, or their issue shall attach to the officers, members of the Board of Governors, or any member of the Association, but that all such payments are the obligation of the Association as a separate and distinct entity.

     19. It is understood and agreed that this Agreement shall be binding upon the Association and Zarb, upon the successors or assigns of the Association, and upon the heirs, executors, administrators, and assigns of Zarb.

     20. This Agreement shall not be assigned by either Zarb or the Association except that the Association shall have the right to assign its rights hereunder to any successor in interest of the Association. If assigned to any such successor of the Association, all references to the Association shall be read to refer to such successor.

     21. Except as otherwise expressly provided, this Agreement embodies the entire understanding between Zarb and the Association with respect to the matters covered herein.

     22. In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     23. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     24. The exclusive procedure for resolution of any dispute under this Agreement shall be by arbitration in the District of Columbia in accordance with the rules then obtaining of the American Arbitration Association (the "AAA"). Within fifteen (15) days after either party's receipt of a demand for arbitration, each party shall appoint an arbitrator and request the AAA to appoint a third and presiding arbitrator in accordance with its then existing rules. The award of the arbitrators shall be in writing and shall state the reason for the decision, shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. Except as provided in Paragraph 15, the expenses of arbitration including, without limitation, filing fees and arbitrators' fees and expenses, if any, shall be divided equally between the parties.

     25. It is understood and agreed that any notice to either party shall be in writing and shall be sufficiently given if sent to such party by registered or certified mail, postage prepaid, at the address of such party set forth above. Either party hereto may change the address to which notices shall be sent by written notice of such new or changed address given to the other party hereto.

     26. It is understood and agreed that this Agreement may be amended by mutual consent of the parties hereto which must be evidenced by a document executed with the same formality as this Agreement.

     27. This Agreement shall be construed, interpreted and applied under and in accordance with the laws of the State of Delaware.

                                 CONCLUSION

     IN WITNESS WHEREOF, the corporate party hereto has caused this Agreement to be duly executed and delivered on the date indicated below, and the individual party hereto has executed and delivered this Agreement on the date indicated below, effective for all purposes on February 24, l997.

                                         NATIONAL ASSOCIATION OF
                                         SECURITIES DEALERS, INC.
2/24/97
-----------------------                  By /s/ ILLEGIBLE
Date                                        -----------------------
                                            Chairman of the Board
                                            of Governors

                                            (Corporate Seal)

1/21/97                                  /s/ Frank G. Zarb
-----------------------                  -------------------------
Date                                     Frank G. Zarb